Exhibit 99.1

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Information

September 30, 2006

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of AT&T Inc. (AT&T), AT&T Corp. (ATTC), BellSouth Corporation (BellSouth) and AT&T Mobility (formerly Cingular Wireless LLC). The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of YellowPages.com, which we refer to as YPC, a joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s total investment was approximately $100 at September 30, 2006. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with AT&T treated as the acquirer and as if the acquisition of BellSouth had been completed on January 1, 2005 for statement of income purposes and September 30, 2006 for balance sheet purposes. For a summary of the business combination, see “The Merger” included in the AT&T Form S-4 filed with the Securities and Exchange Commission (SEC) on March 31, 2006 (File No. 333-132904) including all amendments and supplements to it.

The pro forma amounts have been developed from (a) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and the unaudited condensed consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2006, (b) the audited consolidated financial statements of BellSouth contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and the unaudited condensed consolidated financial statements of BellSouth contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2006, (c) the audited consolidated financial statements of AT&T Mobility contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and the unaudited condensed consolidated financial statements of AT&T Mobility contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2006, and (d) the unaudited books and records of ATTC for the year ended December 31, 2005, but only through AT&T’s November 18, 2005 acquisition of ATTC. Historical results of ATTC and BellSouth have been adjusted to reclassify certain amounts to conform to AT&T presentation.

Under the purchase method of accounting, the assets and liabilities of BellSouth were recorded at their respective fair values as of the date of the acquisition, December 29, 2006. AT&T has obtained preliminary third-party valuations of property, plant and equipment, intangible assets, debt and certain other assets and liabilities. Because of the proximity of this transaction to year end, the values of certain assets and liabilities are based on preliminary valuations, as allowed by U.S. generally accepted accounting principles (GAAP), and are subject to adjustment as additional information is obtained and integration plans develop. We cannot provide any assurance that such adjustments will not result in a material change.

Additionally, as of September 30, 2006, AT&T had not completed and included the final valuations for the ATTC acquisition in the AT&T consolidated balance sheet. The values of certain assets and liabilities assumed in the acquisition of ATTC are based on preliminary valuations and are subject to adjustment as additional information is obtained. As of September 30, 2006, AT&T had obtained additional information on many of the outstanding issues relating to the preliminary valuation, resulting in the adjustment of certain assets and liabilities, offset by a change to goodwill. AT&T had 12 months from the closing of the acquisition to finalize the valuations; any remaining adjustments were reflected in the fourth quarter of 2006.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AT&T would have been had the BellSouth acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of future cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the ATTC and BellSouth acquisitions.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T, BellSouth and AT&T Mobility.

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in millions except per share amounts

AT&T INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical AT&T	Historical ATTC*	Adjustments		Pro Forma AT&T/ATTC	BellSouth	Consolidation of AT&T Mobility		Other		Combined
Total Operating Revenues	$43,764	$23,744	$(1,677	)(c1)	$65,789	$20,547	$34,433	(a3)	$(2,125	)(d1)	$116,144
			(42	)(c7)					(878	)(e1)
									(730	)(e2)
									(892	)(e5)
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	19,009	12,985	(1,626	)(c1)	30,301	8,067	14,387	(a3)	(2,125	)(d1)	48,657
			(25	)(c2)					—	(d3)
			(42	)(c7)					(878	)(e1)
									(251	)(e4)
									(730	)(e2)
									(114	)(e5)

Selling, general and administrative	10,944	5,406	(46	)(c2)	16,304	4,149	11,647	(a3)	(2	)(d3)	31,929
									(92	)(e4)
									(77	)(e5)

Depreciation and amortization	7,643	2,217	990	(c6)	10,188	3,661	6,575	(a3)	(705	)(d5)	22,940
			(189	)(c6)					2,197	(a5)
			(94	)(c5)					2,354	(b3)
			(379	)(c4)					(805	)(d2)
									(525	)(e3)

Total Operating Expenses	37,596	20,608	(1,411)		56,793	15,877	32,609		(1,753)		103,526

Operating Income	6,168	3,136	(308)		8,996	4,670	1,824		(2,872)		12,618

Interest expense	1,456	621	(85	)(c3)	1,992	1,124	1,260	(a3)	(521	)(d1)	3,866
									20	(d4)
									(9	)(e6)

Other income (expense) — net	1,006	(26)	—		980	756	(33	)(a3)	(521	)(d1)	849
							(333	)(a3)

Income Before Income Taxes	5,718	2,489	(223)		7,984	4,302	198		(2,883)		9,601

Provision for income taxes	932	970	(85	)(g)	1,817	1,389	198	(a3)	(1,021	)(g)	2,383

Income from Continuing Operations	$4,786	$1,519	$(138)		$6,167	$2,913	$—		$(1,862)		$7,218

Basic Earnings Per Share:
Income from Continuing Operations	$1.42				$1.59	$1.60					$1.14	(f1)
Weighted Average Common Shares Outstanding (000,000)	3,368				3,877	1,823					6,307

Diluted Earnings Per Share:
Income from Continuing Operations	$1.42				$1.59	$1.59					$1.14	(f2)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,379				3,877	1,829					6,326

*	ATTC results prior to November 18, 2005 acquisitions (January 1, 2005 through November 18, 2005).

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in millions except per share amounts

AT&T INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Historical		Adjustments				Combined
	AT&T	BellSouth	Consolidation of AT&T Mobility		Other
Total Operating Revenues	$47,164	$15,595	$27,751	(a3)	$(1,792	)(d1)	$87,655
					(588	)(e1)
					(475	)(e2)
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	20,641	5,974	11,218	(a3)	(1,792	)(d1)	34,818
					—	(d3)
					(588	)(e1)
					(160	)(e4)
					(475	)(e2)

Selling, general and administrative	11,396	2,925	8,439	(a3)	(1	)(d3)	22,698
					(61	)(e4)

Depreciation and amortization	7,415	2,685	4,854	(a3)	(408	)(d5)	16,229
					1,110	(a5)
					1,522	(b3)
					(555	)(d2)
					(394	)(e3)

Total Operating Expenses	39,452	11,584	24,511		(1,802)		73,745

Operating Income	7,712	4,011	3,240		(1,053)		13,910

Interest expense	1,378	860	901	(a3)	(358	)(d1)	2,783
					9	(d4)
					(7	)(e6)

Other income (expense) – net	1,753	891	(107	)(a3)	(358	)(d1)	438
			(1,741	)(a3)

Income Before Income Taxes	8,087	4,042	491		(1,055)		11,565

Provision for income taxes	2,669	1,312	491	(a3)	(374	)(g)	4,098

Net Income	$5,418	$2,730	$—		$(681)		$7,467

Basic Earnings Per Share:
Net Income	$1.40	$1.51					$1.18	(f1)
Weighted Average Common Shares Outstanding (000,000)	3,880	1,806					6,310

Diluted Earnings Per Share:
Net Income	$1.39	$1.51					$1.18	(f2)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,900	1,813					6,339

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Dollars in millions except per share amounts

AT&T INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

	Historical		Pro Forma
			Adjustments
	AT&T	BellSouth	Consolidation of AT&T Mobility		Other		Combined
Assets
Current Assets
Cash and cash equivalents	$1,251	$731	$491	(a1)	$—		$2,473
Accounts receivable – net	8,668	2,562	3,921	(a1)	678	(b7)	15,829
Other current assets	3,593	2,638	2,414	(a1)	—		8,645

Total current assets	13,512	5,931	6,826		678		26,947

Property, Plant and Equipment – Net	57,651	21,820	22,696	(a1)	1,540	(b2)	94,920
					(3,843	)(a6)
					(4,944	)(b4)
Goodwill	13,385	—	22,004	(a1)	(8,802	)(a4)	66,911
			472	(a2)	39,852	(b)
Other Intangibles – Net	7,728	1,540	27,397	(a1)	10,018	(b3)	58,766
					6,555	(a5)
					18,027	(a5)
					(10,959	)(a4)
					(1,540	)(b2)
Investments in Equity Affiliates	2,222	31	1	(a1)	—		2,254
Investments in and Advances to AT&T Mobility	33,029	22,357	(33,029	)(a2)	—		—
			(22,357	)(a2)
Other Assets	16,365	8,694	1,368	(a1)	(14	)(b5)	25,286
					(1,127	)(b2)

Total Assets	$143,892	$60,373	$25,378		$45,441		$275,084

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$4,713	$3,926	$2,829	(a1)	$(3	)(a8)	$9,913
			(1,552	)(a2)	—
Other current liabilities	19,192	4,956	6,714	(a1)	—		30,862

Total current liabilities	23,905	8,882	7,991		(3)		40,775

Long-Term Debt	26,799	14,278	18,593	(a1)	(56	)(a8)	53,164
			(6,717	)(a2)	267	(b6)
Other Noncurrent liabilities	37,787	11,777	5,511	(a1)	5,273	(b5)	59,235
					(1,127	)(b2)
					14	(a7)

Total Noncurrent liabilities	64,586	26,055	17,387		4,371		112,399

Stockholders’ Equity
Common shares issued	4,065	2,020	—		(2,020	)(b8)	6,495
					2,430	(b1)
Capital in excess of par value	27,116	8,130	—		(8,130	)(b8)	91,195
					64,079	(b1)

Members’ capital	—	—	46,655	(a1)			—
			(46,655	)(a2)
Retained earnings (deficit)	30,653	21,525	—		(21,525	)(b8)	30,653
Treasury shares (at cost)	(5,867)	(6,274)	—		6,274	(b8)	(5,867)
Accumulated other comprehensive income	(566)	35	(10	)(a1)	(35	)(b8)	(566)
			10	(a2)

Total stockholders’ equity	55,401	25,436	—		41,073		121,910

Total Liabilities and Stockholders’ Equity	$143,892	$60,373	$25,378		$45,441		$275,084

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of AT&T, ATTC, BellSouth and AT&T Mobility, after giving effect to the ATTC and BellSouth mergers and adjustments described in these footnotes, and are intended to reflect the impact of the BellSouth acquisition on AT&T. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of the YPC joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s aggregate total investment was approximately $100 at September 30, 2006. The historical financial results of AT&T do not include the results of ATTC prior to the November 18, 2005 acquisition of ATTC. On March 5, 2006, AT&T and BellSouth jointly announced the execution of the merger agreement, pursuant to which AT&T would acquire BellSouth in a transaction in which each BellSouth common share would be converted into and exchanged for 1.325 AT&T common shares (equivalent to 2.4 billion shares, or 64% of the shares of AT&T common stock that were outstanding at the merger date of December 29, 2006). Based on the average closing price of the AT&T common shares for the two days prior to, including, and two days subsequent to the public announcement of the merger (March 5, 2006) of $27.32, and transaction costs and other items, the purchase price was $66,509. BellSouth is a wholly-owned subsidiary of AT&T.

Prior to the merger, AT&T and BellSouth jointly owned AT&T Mobility, with AT&T holding a 60 percent economic interest and BellSouth holding a 40 percent economic interest. Control of AT&T Mobility was shared equally by AT&T and BellSouth. AT&T and BellSouth historically each had accounted for AT&T Mobility under the equity method of accounting, recording the proportional share of AT&T Mobility’s income as equity in net income of affiliates on the respective consolidated statements of income and reporting the ownership percentage of AT&T Mobility’s net assets as “Investments in and Advances to AT&T Mobility.” AT&T Mobility is now a wholly-owned subsidiary of AT&T.

Upon consolidation, the assets and liabilities of BellSouth and AT&T Mobility were appraised, based on preliminary third-party valuations, for inclusion on the opening balance sheet, adjusting 100% of BellSouth’s and 40% of AT&T Mobility’s values. Long-lived assets such as property, plant and equipment will reflect a value of replacing the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets, sometimes referred to as a Greenfield approach. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would be neither increased in value nor impaired. In addition, assets and liabilities that would not normally be recorded in ordinary operations will be recorded at their acquisition values (e.g., customer relationships that were developed by the acquired company). Debt instruments and investments are valued in relation to current market conditions and other assets and liabilities are valued based on the acquiring company’s estimates. After all identifiable assets and liabilities are valued, the remainder of the purchase price is recorded as goodwill. These values are subject to adjustment for one year after the close of the transaction as additional information is obtained and integration plans develop.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of AT&T’s, ATTC’s, BellSouth’s and AT&T Mobility’s operations. The Unaudited Pro Forma Combined Condensed Statements of Income reflect the ATTC and BellSouth acquisitions as if they had been completed on January 1, 2005.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the merger as if it was completed on September 30, 2006 and includes AT&T’s preliminary valuations of property, plant and equipment, intangible assets, employee benefit plans, debt and certain other assets and liabilities acquired in the ATTC acquisition. As of September 30, 2006, we have obtained additional information on many of the outstanding issues relating to the preliminary valuation, resulting in the adjustment of certain assets and liabilities, offset by a change to goodwill. We had 12 months from the closing of the acquisition to finalize our valuations; any remaining adjustments were reflected in the fourth quarter of 2006.

For more information on estimated cost savings and revenue synergies, see “The Merger – AT&T’s Reasons for the Merger” and “The Merger – BellSouth’s Reasons for the Merger” included in the AT&T Form S-4 filed with the SEC on March 31, 2006 (File No. 333-132904) including all amendments and supplements to it.

AT&T INC.

Dollars in millions except per share amounts

Certain amounts in prior-period financial statements have been reclassified to conform to AT&T’s current presentation, including an adjustment to AT&T and ATTC historical statements.

Note 2. Pro Forma Adjustments

(a)	The Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments to reflect the consolidation of AT&T Mobility as a wholly-owned subsidiary of AT&T.

(a1)	AT&T and BellSouth historically each had accounted for AT&T Mobility under the equity method of accounting, reporting the ownership percentage of AT&T Mobility’s net assets as “Investments in and Advances to AT&T Mobility” on their respective consolidated balance sheets.

At September 30, 2006, AT&T’s total investment in AT&T Mobility was $33,029. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove AT&T’s “Investment in and Advances to AT&T Mobility” and to record, by category, AT&T’s 60 percent ownership of AT&T Mobility’s assets and liabilities as reported in AT&T Mobility’s consolidated balance sheet included in their Quarterly Report on Form 10-Q. AT&T’s 60 percent ownership of AT&T Mobility’s assets and liabilities remains at the existing historical book values after the merger.

At September 30, 2006, BellSouth’s total investment in AT&T Mobility was $22,357. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove BellSouth’s “Investment in and Advances to AT&T Mobility” and to record, by category, BellSouth’s 40 percent ownership of the fair value of AT&T Mobility’s assets and liabilities as reported in AT&T Mobility’s consolidated balance sheet included in their Quarterly Report on Form 10-Q, with fair values approximating historical book values as of September 30, 2006, unless otherwise noted in a4 through a8.

(a2)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate AT&T Mobility’s September 30, 2006 “Members’ Capital,” other equity amounts, amounts due to AT&T and BellSouth under the AT&T Mobility revolving credit agreement and long-term debt due to AT&T and BellSouth as follows:

Investments in and Advances to AT&T Mobility
AT&T	$33,029
BellSouth	22,357

Combined investment in AT&T Mobility	$55,386

Member investment reflected as goodwill	$472
AT&T Mobility revolving credit agreement with parents	1,552
AT&T Mobility long-term debt due to parents	6,717
AT&T Mobility’s unrecognized losses	(10)
AT&T Mobility’s members capital	46,655

$55,386

(a3)	AT&T and BellSouth historically each have accounted for AT&T Mobility under the equity method of accounting, recording the proportional share of AT&T Mobility’s income as equity in net income of affiliates on the respective consolidated statements of income. The Unaudited Pro Forma Combined Statements of Income have been adjusted to remove equity in net income of affiliates recorded by AT&T and BellSouth and to record, by category, AT&T Mobility’s results as reported in AT&T Mobility’s consolidated statements of income.

AT&T INC.

Dollars in millions except per share amounts

(a4)	The acquisition of BellSouth’s portion of AT&T Mobility will be accounted for as a step acquisition. In accordance with purchase accounting rules, BellSouth’s investment in AT&T Mobility will be adjusted to its fair value through purchase accounting adjustments. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments of $8,802 to eliminate BellSouth’s 40% ownership interest in AT&T Mobility’s historical goodwill and $10,959 to eliminate BellSouth’s interest in AT&T Mobility’s intangible assets.

(a5)	Of the total amount allocated to “Other Intangibles — Net,” approximately $18,027 represents BellSouth’s portion of the fair value of wireless licenses held by AT&T Mobility. These licenses are intangible assets with indefinite lives and, as such, are not subject to amortization. Additionally, AT&T has tentatively assigned approximately $6,555 to BellSouth’s portion of the fair value of AT&T Mobility’s customers acquired with asset lives ranging from five months to 7 years. The final purchase price allocations, which will be based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material.

Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statements of Income using the sum-of-the-months-digits method of amortization. The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives. Using the sum-of-the-months-digits method of amortization records a larger portion of the amortization expense earlier in the life of the assets.

(a6)	Property, plant and equipment reflect the value of replacing the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets, sometimes referred to as a Greenfield approach. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would not be impaired. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s portion of the adjustment of AT&T Mobility’s property, plant and equipment using the Greenfield approach.

(a7)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s portion of AT&T Mobility’s pension and postretirement benefit plans at fair value. The total adjustment represents 40 percent of the unrecognized net losses and unrecognized prior services cost (benefit) for AT&T Mobility’s pension and postretirement plans as of September 30, 2006.

(a8)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s portion of AT&T Mobility’s long-term debt due to external parties at fair value. BellSouth’s portion of the estimated fair value of AT&T Mobility’s long-term debt (including current maturities of long-term debt) was $5,202 calculated using quotes or rates available for debt with similar terms and maturities, based on AT&T Mobility’s debt ratings at that time. BellSouth’s portion of the carrying value of AT&T Mobility’s long-term debt (including current maturities of long-term debt) is calculated based on the principal amount of the notes, net of premiums and/or unamortized discounts and was $5,261 at September 30, 2006, resulting in a proportional decrease to debt of $59. The carrying value of debt with an original maturity of less than one year approximates market value.

AT&T INC.

Dollars in millions except per share amounts

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed and the excess purchase price to Goodwill as follows:

	Common Stock	Additional Capital	Total
Total consideration: Issuance of AT&T common stock to BellSouth shareholders	$2,430	$64,079	$66,509	(b1)

Book value of net asset acquired
BellSouth’s equity			$25,436

Elimination of BellSouth’s ownership percentage of AT&T Mobility’s goodwill and intangibles			(19,761	)(a4)
Fair value of BellSouth’s customer lists and other intangibles			10,018	(b3)
BellSouth’s portion of the fair value of AT&T Mobility’s customer lists			6,555	(a5)
BellSouth’s portion of the fair value of AT&T Mobility’s wireless licenses			18,027	(a5)
Preliminary fair value adjustments
BellSouth deferred activation and installation revenue			1,127	(b2)
BellSouth deferred activation and installation expense			(1,127	)(b2)
BellSouth directory receivable and deferred balances			678	(b7)
BellSouth property, plant and equipment			(4,944	)(a6)
BellSouth’s ownership percentage of AT&T Mobility’s property, plant and equipment			(3,843	)(b4)
BellSouth long-term debt			(267	)(b5)
BellSouth’s ownership percentage of AT&T Mobility’s debt			59	(a8)
BellSouth’s pension and postretirement plans			(5,287	)(b4)
BellSouth’s ownership percentage of AT&T Mobility’s pension and postretirement plans			(14	)(a7)

Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$26,657

Goodwill			$39,852	(b2)

AT&T INC.

Dollars in millions except per share amounts

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $66,509 calculated as follows:

BellSouth shares outstanding at December 29, 2006	1,834,315,699
Exchange ratio	1.325

AT&T common shares issued [1]	2,430,468,301

Price per share [2]	$27.322

Aggregate value of AT&T shares issued	66,405

Transaction costs and other items	104

Aggregate value of AT&T consideration	$66,509

Value attributed to par at $1 par value	$2,430

Balance to capital in excess of par value	$64,079

[1]	AT&T shares issued does not adjust for fractional shares, which were settled in cash.
[2]	Price per share is based on the average closing price of the AT&T common shares for the two days prior to, including and two days subsequent to the first trading day following public announcement of the merger on March 5, 2006.

(b2)	The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities and unless otherwise noted in b3 through b6, fair values approximate historical book values as of September 30, 2006. The remaining unallocated purchase price was allocated to Goodwill. The final purchase price allocations, which are based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the reclassification of BellSouth’s capitalized software, which was recorded as an intangible asset, and to eliminate deferred activation-related revenue and expense (see note e2).

(b3)	Of the total amount allocated to “Other Intangibles — Net,” AT&T has tentatively identified approximately $9,230 for customers acquired from BellSouth with asset lives ranging from 1.5 to 11 years and other intangibles totaling $788. Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statements of Income using the sum-of-the-months-digits method of amortization. The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives, recording a larger portion of the amortization expense earlier in the life of the assets.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to amortizable intangible assets of either BellSouth or BellSouth’s 40 percent ownership of AT&T Mobility in the final purchase price allocation (since it is an illustration, the table below should not be substituted for the quarterly pro forma results shown in these pro forma financial statements). Amortization of these assets is utilizing the sum-of-the-months digits method over the lives shown and the first year of amortization is displayed. Expense for each year thereafter will decrease.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
3	$550	$340	$0.05
5	357	221	0.03
9	209	129	0.02

AT&T INC.

Dollars in millions except per share amounts

(b4)	Property, plant and equipment reflect the value of replacing the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets, sometimes referred to as a Greenfield approach. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would not be impaired. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the adjustment of BellSouth’s property, plant and equipment using the Greenfield approach.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to property, plant and equipment of either BellSouth or BellSouth’s 40 percent ownership of AT&T Mobility in the final purchase price allocation. Depreciation of these assets is calculated utilizing the straight-line method over the lives shown.

Lives in years	Estimated Depreciation Expense	Net income impact	Per share impact
3	$333	$206	$0.03
10	100	62	0.01
20	50	31	0.00

(b5)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s pension and postretirement benefit plans at fair value. The total adjustment represents unrecognized net loss, unrecognized prior services cost (benefit) and unrecognized net obligation for BellSouth’s pension and postretirement plans as of September 30, 2006. Such amounts were reflected in the balance sheet based on adjustments to the individual plans, and whether such plans were in a net asset or net liability position.

(b6)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s long-term debt at fair value. The estimated fair value of BellSouth’s long-term debt (including current maturities of long-term debt) was $18,471 calculated using quotes or rates available for debt with similar terms and maturities, based on BellSouth’s debt ratings at that time. The carrying value of BellSouth’s long-term debt (including current maturities of long-term debt) is calculated based on the principal amount of the notes, net of premiums and/or unamortized discounts and was $18,204 at September 30, 2006, resulting in a total increase to debt of $267. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b7)	BellSouth accounts for its directory operations using the amortization method and therefore defers revenues and expenses associated with directory publishing. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to include net receivables for all directories initially delivered in 2004.

(b8)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of BellSouth.

(c)	In accordance with GAAP, the AT&T consolidated statement of income for the year ended December 31, 2005 included the results of ATTC’s operations subsequent to the November 18, 2005 acquisition. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2005 also includes the results of ATTC’s operations prior to the merger and has been adjusted to eliminate the following items:

(c1)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany operating revenues and expenses for cost of sales between ATTC and AT&T, prior to the November 18, 2005 merger. These items consist primarily of services sold by AT&T to ATTC, including switched access, Unbundled Network Element-Platform (UNE-P) lines and high-capacity transport services, including DS1s and DS3s (types of dedicated high capacity lines), and SONET (a dedicated high-speed solution for multisite businesses).

AT&T INC.

Dollars in millions except per share amounts

(c2)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of ATTC’s pension and postretirement plans to fair value and to conform ATTC pension and postretirement benefit assumptions to those used by AT&T at the time of the ATTC acquisition. The adjustment includes the elimination of amounts recorded by ATTC prior to November 18 for amortization of unrecognized prior service costs and losses for pension and postretirement benefits, and for expense recorded as a result of re-measuring the ATTC liability using the terms of the substantive plans, as determined by AT&T. The adjustments are reflected on the Unaudited Pro Forma Condensed Combined Statement of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our network labor force.

(c3)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of ATTC’s long-term debt to fair value at the time of the ATTC acquisition. The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(c4)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower depreciation and amortization expense due to the adjustment of ATTC’s property, plant and equipment and internal use software to fair value at the time of the ATTC acquisition.

(c5)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of ATTC’s historical intangible asset amortization through November 18, 2005, due to the elimination of ATTC’s historical intangible assets at the time of the ATTC acquisition.

(c6)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect additional amortization expense associated with intangible assets acquired in the ATTC acquisition. For the 43 days ended December 31, 2005, AT&T recorded additional amortization expense of $189 on intangible assets identified at the time of the acquisition. This amortization expense was eliminated and pro forma amortization expense for the 12 months ended December 31, 2005 of $990 was recorded predominantly utilizing the sum of the months digits method of amortization on the following intangible assets:

	Fair Value at Acquisition	Pro Forma Amortization Expense
Amortized intangible assets
Customer lists and relationships	$3,050	$957
Other	220	33

Total	$3,270	$990

(c7)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reclassify Universal Service Fund (USF) support received by AT&T from operating revenue to cost of sales. Telecommunications providers in the United States, including local and long distance phone companies, wireless and paging companies and payphone providers are required to contribute to the USF. Carriers are assessed USF contributions based on a percentage of end-user interstate and international telecommunications revenues. Carriers subject to the USF assessments are allowed (but not required) to bill end-user customers to recover the USF assessments paid into the fund. Carriers are also eligible to receive funds directly from the USF in support of various universal service programs and objectives such as the low income support program, the high cost support fund, the interstate access fund and the schools, libraries and rural health care support fund. The adjustment reflects the change in position of the combined company from a net receiver of funds from the USF to a net payer of funds into the USF.

(d)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect AT&T Mobility as a wholly-owned subsidiary of AT&T rather than as a joint venture, thereby eliminating amounts recorded as equity in net income of affiliates by AT&T and BellSouth from AT&T Mobility and to eliminate the following items:

AT&T INC.

Dollars in millions except per share amounts

(d1)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to eliminate intercompany operating revenues and cost of sales expenses between AT&T Mobility and AT&T and/or ATTC and BellSouth. Operating revenues and expenses consist primarily of access and long-distance services and commission revenue. Other revenues and expense adjustments consist primarily of interest on shareholder loans and advances to AT&T Mobility.

(d2)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower depreciation and amortization expense due to BellSouth’s portion the adjustment of AT&T Mobility’s property, plant and equipment to fair value (see note a6).

(d3)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower amortization of prior service cost and unrealized losses due to BellSouth’s portion of the adjustment of AT&T Mobility’s pension and postretirement plans to fair value (see note a7). The adjustment reflects BellSouth’s portion of the elimination of amounts recorded by AT&T Mobility for amortization of unrecognized prior service benefit and amortization of losses for pension and postretirement benefits and are reflected on the Unaudited Pro Forma Condensed Combined Statements of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(d4)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect increased interest expense due to BellSouth’s portion of the adjustment of AT&T Mobility’s long-term debt to fair value (see note a8) using the effective interest method.

(d5)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect the elimination of BellSouth’s portion of AT&T Mobility’s historical intangible asset amortization (see note a4).

(e)	The Unaudited Pro Forma Condensed Combined Statements of Income include the results of BellSouth’s operations and has been adjusted to eliminate the following items:

(e1)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to eliminate certain intercompany revenues and expenses between AT&T and/or ATTC and BellSouth, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses).

(e2)	BellSouth defers revenue from activation-related activities and recognizes the revenue over the life of the customer relationship. Associated expenses are also deferred but only to the extent of revenues and are recognized over the same period as the revenue. The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to eliminate the amortization of this revenue and expense in accordance with fair value accounting.

(e3)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower depreciation and amortization expense due to the adjustment of BellSouth’s property, plant and equipment to fair value (see note b4).

(e4)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of BellSouth’s pension and postretirement plans to fair value (see note b5). The adjustment reflects the elimination of amounts recorded by BellSouth for amortization of net unrecognized prior service cost, transition obligation and net amortization of losses for pension and postretirement benefits and are reflected on the Unaudited Pro Forma Condensed Combined Statements of Income in the cost categories in which the expenses would have been charged, based on the expected allocation to our labor force.

(e5)	The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2005 has been adjusted to remove deferred revenues and expenses for all directories initially delivered in 2004 (see note b7).

AT&T INC.

Dollars in millions except per share amounts

(e6)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower interest expense due to the adjustment of BellSouth’s long-term debt to fair value (see note b6) using the effective interest method.

(f)	Pro forma combined earnings per common share are based on the historical AT&T weighted average shares outstanding, adjusted to assume that shares issued by AT&T (see Note b1) for the ATTC and/or the BellSouth mergers were outstanding for the entire period presented. Additionally, for dilutive purposes, pro forma combined earnings per common share are adjusted to assume that additional shares were issued for the ATTC and/or BellSouth weighted average common stock equivalents and that those shares were outstanding for the entire period presented. Pro forma combined earnings per common share are calculated using income from continuing operations for the year ended December 31, 2005 and net income for the nine-month period ended September 30, 2006.

(f1)	Pro forma combined basic earnings per common share are calculated as follows (shares in millions):

For the Year Ended December 31, 2005
AT&T weighted average shares outstanding at December 31, 2005, excluding the impact of shares issued for the ATTC acquisition	3,245
AT&T shares issued for ATTC acquisition (811 shares converted at 0.77942)	632
AT&T shares issued for BellSouth acquisition	2,430	(b1)

Pro Forma Combined weighted average shares outstanding at December 31, 2005	6,307

For the Nine Months Ended September 30, 2006
AT&T weighted average shares outstanding at September 30, 2006	3,880
AT&T shares issued for BellSouth acquisition	2,430	(b1)

Pro Forma Combined weighted average shares outstanding at September 30, 2006	6,310

(f2)	Pro forma combined diluted earnings per common share are calculated as follows (shares in millions):

For the Year Ended December 31, 2005
AT&T weighted average shares outstanding at December 31, 2005, excluding the impact of shares issued for the ATTC acquisition	3,245
Dilutive impact of AT&T options outstanding at December 31, 2005	10
AT&T shares issued for ATTC acquisition (811 shares converted at 0.77942)	632
AT&T shares issued for BellSouth acquisition	2,430	(b1)
Dilutive impact of BellSouth options outstanding (7 shares converted at 1.325)	9

Pro Forma Combined weighted average shares outstanding with dilution at December 31, 2005	6,326

For the Nine Months Ended September 30, 2006
AT&T weighted average shares outstanding with dilution at September 30, 2006	3,900
AT&T shares issued for BellSouth acquisition	2,430	(b1)
Dilutive impact of BellSouth options outstanding (7 shares converted at 1.325)	9

Pro Forma Combined weighted average shares outstanding with dilution at September 30, 2006	6,339

(g)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (e) and the amortization impact of items (a5) and (b3). The aggregate pre-tax effect of these adjustments is reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statements of Income, which were taxed at the AT&T, BellSouth and AT&T Mobility combined tax rate of 35.4%.

AT&T INC.

Dollars in millions except per share amounts

Note 3. Federal Income Tax Consequences of the Merger

The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.